Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13G/A relating to the Common Stock of Endologix, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13G/A will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G/A as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 12, 2016

ESSEX WOODLANDS HEALTH VENTURES FUND VII, L.P.		INDIVIDUALS:

By: Essex Woodlands Health Ventures VII, L.P., Its General Partner		/s/ James L. Currie Name: James L. Currie

By: Essex Woodlands Health Ventures VII, .L.L.C., Its General Partner
/s/ Martin P. Sutter
Name: Martin P. Sutter
By:	/s/ Martin P. Sutter
Name:	Martin P. Sutter
Title:	Managing Director	/s/ Immanuel Thangaraj
Name: Immanuel Thangaraj

ESSEX WOODLANDS HEALTH VENTURES VII, L.P.
By: Essex Woodlands Health Ventures VII, .L.L.C.,		/s/ Jeff Himawan Name: Jeff Himawan
Its General Partner

By:	/s/ Martin P. Sutter	/s/ Petri Vainio
Name:	Martin P. Sutter	Name: Petri Vainio
Title:	Managing Director

ESSEX WOODLANDS HEALTH VENTURES VII, L.L.C.		/s/ Ronald Eastman
Name: Ronald Eastman
By:	/s/ Martin P. Sutter
Name:	Martin P. Sutter
Title:	Managing Director